Exhibit 99.3

DUKE REALTY LIMITED PARTNERSHIP

August 1, 2011

[Address]

Re:	Notice of Exchangeability of our 3.75% Exchangeable Senior Notes due 2011

To the Holders of our 3.75% Exchangeable Senior Notes due 2011:

Reference is made to the Indenture, dated as of November 22, 2006 (the “Indenture”), by and among Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership”), Duke Realty Corporation, an Indiana corporation, and The Bank of New York Trust Company, N.A., relating to the Operating Partnership’s 3.75% Exchangeable Senior Notes due 2011 (the “Notes”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Indenture.

Pursuant to Section 13.01(b) of the Indenture, the Operating Partnership hereby gives notice to the Holders of the Notes that the Notes shall be exchangeable at any time on or after August 1, 2011 until the close of business on the second Business Day immediately preceding the Maturity Date, subject to the terms and conditions of the Indenture.

DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership

By:	Duke Realty Corporation, an Indiana corporation, its general partner

By:
Printed:
Title: